UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Earliest Reported Event:  January 8, 2006

INNOVA PURE WATER, INC.

(Exact name of registrant as specified in its charter)

Florida	0-29746	59-2567034
----------------------------	----------------------------	----------------------------
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4951 Airport Parkway, Suite 500

Addison TX 75001

(Address of Principal Executive Offices) (Zip Code)

(972) 980-0486

(Registrant's telephone number, including area code)

15851 N. Dallas Parkway,  Suite 1200

Addison, Texas 75001

(972) 616-1200

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(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 1.01

Entry into a Material Definitive Agreement

The information set forth under Items 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

On January 2, 2007, David L. Zich resigned as President of the Company to become President of Innova Systems, Inc. (formally known as Numera Software Corporation), a wholly owned subsidiary of the Company.  Mr. Zich will remain a member of the Board of Directors.

Subsequently, on January 2, 2007, Don Harris accepted an appointment as President and Chief Operating Officer of the Company.  In addition, Mr. Harris will serve on the Board of Directors.  Mr. Harris has previously served as a certified public accountant and in the executive capacity for various industries; including President of Numera Software Corporation through 2005.

The Company’s employment agreement with Mr. Harris is for the period beginning January 2, 2007 and continuing on an as will basis through December 31, 2007.  Mr. Harris’s employment agreement provides for an annual compensation package of cash and stock totaling $120,000.

On January 2, 2007 Randal McClanahan, a current member of the Board of Directors has accepted appointment to serve as Chairman of the Board of Directors.

ITEM 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 3, 2007, Numera Software Corporation, a wholly owned subsidiary of the Company, filed a certificate of Amendment with the Washington Secretary of State in order to change its name from Numera Software Corporation to Innova Systems, Inc. The name change is effective as of January 2, 2007.

ITEM 8.01

Other Events

Effective January 2, 2007 the Company consolidated its technology operations by transferring its consulting services from Desert View Management Systems, an Arizona Corporation and wholly owned subsidiary of the Company to Innova Systems, Inc. (formerly known as Numera Software Corporation), a wholly owned subsidiary of the Company.

EXHIBITS

10.1

Don Harris employment agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA PURE WATER, INC.

January 8, 2007

By:

/s/   Don Harris

Don Harris, President & COO